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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to use in this Registration Statement of Greengate Corporation on Form SB-2/A of our report, dated February 27, 2002, which contains an explanatory paragraph related to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

June 17, 2002